                                                                    EXHIBIT 12.1

                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

 COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                             DIVIDEND REQUIREMENTS

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                      ----------------------------------------------------
(IN MILLIONS, EXCEPT RATIOS)                            1995       1996       1997       1998       1999
----------------------------------------------------  --------   --------   --------   --------   --------
EXCLUDING INTEREST ON DEPOSITS
Income before income taxes and effect of accounting
  changes...........................................   $  506     $  412     $  650     $  672     $  656
Fixed Charges:
  Interest expense, exluding interest on deposits...      251        227        206        212        228
  One third of rents, net income from
    subleases(A)....................................       14         18         12         13         12
                                                       ------     ------     ------     ------     ------
    Total fixed charges.............................      265        245        218        225        240
                                                       ------     ------     ------     ------     ------
Earnings before taxes, fixed charges, and effect of
  accounting changes, excluding capitalized
  interest..........................................   $  771     $  657     $  868     $  897     $  896
                                                       ======     ======     ======     ======     ======
Fixed charges, as above.............................   $  265     $  245     $  218     $  225     $  240
Preferred stock dividends...........................       11         11          8         --         --
                                                       ------     ------     ------     ------     ------
Fixed charges including preferred stock dividends...   $  276     $  256     $  226     $  225     $  240
                                                       ======     ======     ======     ======     ======
Ratio of earnings to fixed charges and preferred
  stock dividend requirements.......................     2.79       2.57       3.84       3.99       3.73
                                                       ======     ======     ======     ======     ======
INCLUDING INTEREST ON DEPOSITS
Fixed charges including preferred stock dividends...   $  276     $  256     $  226     $  225     $  240
Add: Interest on deposits...........................      454        532        596        555        518
                                                       ------     ------     ------     ------     ------
Total fixed charges including preferred stock
  dividends and interest on deposits................   $  730     $  788     $  822     $  780     $  758
                                                       ======     ======     ======     ======     ======
Earnings before taxes, fixed charges, and effect of
  accounting changes, excluding capitalized
  interest, as above................................   $  771     $  657     $  868     $  897     $  896
Add: Interest on deposits...........................      454        532        596        555        518
                                                       ------     ------     ------     ------     ------
Total earnings before taxes, fixed charges, effect
  of accounting changes, and interest on deposits...   $1,225     $1,189     $1,464     $1,452     $1,414
                                                       ======     ======     ======     ======     ======
Ratio of earnings to fixed charges and preferred
  stock dividend requirements.......................     1.68       1.51       1.78       1.86       1.87
                                                       ======     ======     ======     ======     ======

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(A) The proportion deemed representative of the interest factor.